SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 22, 2011

CHINA NEW GREENFOOD CO., LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-53775	46-0522277
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

c/o Hunan Xiangmei Food Co, Ltd.
200 Taozhu Road, Wuxi Town
Qiyang County, Yongzhou City
Hunan Province, China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 746-3269-828
  (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Richard I. Anslow, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2011, one of our wholly owned subsidiaries, Qiyang County Xiangmei Food Technical Research and Development Co., Ltd. (“Qiyang Xiangmei”), entered into an equity transfer agreement by and among (i) Qiyang Xiangmei, (ii) Taiping Zhou, our President, Chief Executive Officer and Chairman of the Board of Directors, and (iii) Jiling Zhou, our director (the “Equity Transfer Agreement”). Pursuant to the terms of the Equity Transfer Agreement, Taiping Zhou and Jiling Zhou each owned 50% of the equity interests of Qiyang Honghui Agricultural Science and Technology Co., Ltd., a PRC company engaged in the manufacture and distribution of agricultural products (“Qiyang Honghui”), and agreed to transfer all of their equity interests in Qiyang Honghui to Qiyang Xiangmei at an aggregate purchase price of RMB 100,000 (approximately $15,225) (the “Purchase Price”), which shall be paid in full within 15 business days following the execution of the Equity Transfer Agreement (the “Transaction”).

On April 14, 2011 (the “Closing Date”), Qiyang Xiangmei completed the registration of the equity change of Qiyang Honghui with local administration for industry and commerce for the closing of the Transaction. As a result of the Transaction, Qiyang Honghui became a wholly owned subsidiary of Qiyang Xiangmei, and therefore also a wholly owned subsidiary of the Company.

A copy of the Equity Transfer Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Transaction contemplated by the document does not purport to be completed and is qualified in its entirety by reference to the full text of the document filed as the exhibit hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisiton or Disposition of Assets

As described in Item 1.01 above, on March 22, 2011, Qiyang Xiangmei entered into an Equity Transfer Agreement with Taiping Zhou and Jiling Zhou. On the Closing Date, Qiyang Xiangmei consummated the Transaction and acquired all the equity interests of Qiyang Honghui. As a result of this Transaction, Qiyang Honghui became a wholly owned subsidiary of Qiyang Xiangmei, and therefore also a wholly owned subsidiary of the Company.

Set forth below is a chart of the Company’s current corporate structure after the Transaction:

Share Option Agreement
Huiling Fernando Zhou
Mr. Taiping Zhou
100%
Excel Deal International Limited
Private Placement Investors
Others
56.9%
9.6%
33.5%
China New Greenfood Co., Ltd.
(Formerly, NewEra Technology Development Co., Ltd.)
100%
Grain Wealth Limited
Offshore
100%
Onshore
Qiyang County Xiangmei Food Technical Research and Development Co., Ltd.
("WFOE")
Contractual Arrangements
100%
Hunan Xiangmei Food Co., Ltd.
("Hunan Xiangmei")
Qiyang Honghui Agricultural Science
and Technology Co., Ltd. ("Qiyang Honghui")

Item 5.01 Changes in Control of Registrant

As disclosed in our Form 8-K filed on April 28, 2011, Ms. Lucy Xia, the sole shareholder of Excel Deal International Limited (“Excel Deal”), entered into a Call Option Agreement with Taiping Zhou dated January 15, 2011 (the “Call Option Agreement”). Pursuant to the Call Option Agreement, Ms. Xia has granted to Mr. Zhou an option to acquire all of the shares of Excel Deal International Limited over the next three years with the following milestones:

-	34% of the shares shall vest on January 30, 2012;
-	33% of the shares shall vest on January 30, 2013; and
-	33% of the Shares shall vest on January 30, 2014.

On April 25, 2011, Lucy Xia entered into an Agreement to Assign Call Option Agreement with Huiling Fernando Zhou and Taiping Zhou (the “Assigning Agreement”). Pursuant to the Assigning Agreement, Lucy Xia has assigned all her rights and obligations under the Call Option Agreement to Huiling Fernando Zhou, a Philippine passport holder (the “Assignment Transaction”). No monetary consideration was paid for the Assignment Transaction. As a result of the Assignment Transaction, Huiling Fernando Zhou acquired 100% of the equity of Excel Deal and Excel Deal still owned and controlled 6,296,480 shares of our outstanding Common Stock. Notwithstanding the Assignment Transaction, the call option rights of Taiping Zhou under the original Call Option Agreement remained the same, which, upon exercise of such option, would entitle Taiping Zhou to indirectly (through his ownership of Excel Deal) own and control 6,296,480 shares of our Common Stock, or approximately 56.9% of the total outstanding shares of our Common Stock.

Copies of the Call Option Agreement and Assigning Agreement are filed as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K. The description of the transactions contemplated by the documents do not purport to be completed and are qualified in their entirety by reference to the full text of the documents filed as the exhibits hereto and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

None.

(b)  Pro Forma Financial Information.

None.

(c)  Shell Company Transactions.

None.

(d)  Exhibits.

EXHIBIT	DESCRIPTION

10.1	Equity Transfer Agreement, dated March 22, 2011, by and among Qiyang Xiangmei Food Technical and Development Co., Ltd., Taiping Zhou and Jiling Zhou. *
10.2	Call Option Agreement, dated January 15, 2011, by and between Lucy Xia and Taiping Zhou (1)
10.3	Agreement to Assign Call Option Agreement, dated April 25, 2011, by and among Lucy Xia, Huiling Zhou and Taiping Zhou *

(1) Incorporated by reference to the Form 8-K filed on February 3, 2011
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China New Greenfood Co., Ltd.

By:	/s/ Taiping Zhou
Name:	Taiping Zhou
Title:	Chief Executive Officer and Chairman
Dated:	June 1, 2011